SEVENTH AMENDMENT

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            THIS SEVENTH AMENDMENT ("Amendment") is entered into as of December 15, 1997 by and among UNITEL VIDEO, INC., a Delaware corporation having its principal place of business at 555 West 57th Street, New York, New York 10019 ("Borrower"), R SQUARED, INC., a California Corporation having its principal place of business at 729 North Highland Avenue, Hollywood, California 90038 ("Corporate Guarantor") and HELLER FINANCIAL, INC., a Delaware corporation having an office at 500 West Monroe Street, Chicago, Illinois 60661, as agent ("Agent") for Lender (as hereafter defined).

                                   BACKGROUND

            Borrower, Corporate Guarantor, Agent and Heller Financial, Inc. ("Lender") are parties to an Amended and Restated Loan and Security Agreement dated as of December 12, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

            At Borrower's request, Agent has caused the issuance of an irrevocable letter of credit (the "Original Bond Letter of Credit") in favor of PNC Bank, National Association, as trustee, in connection with the issuance by the Allegheny County Industrial Development Authority of $5,000,000 in aggregate principal amount of its Variable Rate Demand Revenue Bonds, Series 1997 (Unitel Mobile Video Project)(the "First Series Bonds") to finance Borrower's costs of constructing up to two mobile video television production units to be based at Borrower's Allegheny County office (the "Project").

            Borrower has requested that Agent cause the Original Bond Letter of Credit to be amended to provide credit and liquidity support for an additional series of bonds in an aggregate principal amount of $3,500,000 to be designated as the Allegheny County Industrial Development Authority Variable Rate Demand Revenue Bonds, Series B of 1997 (Unitel Mobile Video Project) (the "Series B Bonds")to further finance the Project. Agent is willing to do so provided that the Loan Agreement is amended by the terms and conditions hereafter set forth.

            NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as provided in this paragraph 2.

            (a) Section 1.1 of the Loan Agreement is hereby amended by amending the following defined terms in their entirety to provide as follows:

            "Bond Amortizing Availability Amount" means $8,636,931.51
            less (1) $178,571 on August 5, 1998 and November 5, 1998 and (2) $303,571 per quarter commencing on February 5, 1999 and on the fifth day of each quarter thereafter.

            "Bond Letter of Credit" means the Amended and Restated Irrevocable Letter of Credit No. ____________, dated December 30, 1997, in the original face amount of $8,636,931.51 issued by Bank of America National Trust and Savings Association in favor of the Trustee and any Bond Letter of Credit caused to be issued by Agent in replacement thereof.

            "Bond Letter of Credit Note" means the promissory note of Borrower in substantially the form of Exhibit 2.1(A)(4) to this Amendment.

            "Bond Loan Agreement" means the Loan Agreement dated as of July 1, 1997 by and between Borrower and the Issuer, as amended by First Supplemental Loan Agreement dated as of December 15, 1997 and as it may be further amended, modified or supplemented from time to time with the prior written consent of Agent.

            "Bonds" means, collectively, the Issuer's Variable Rate Demand Revenue Bonds, Series 1997 (Unitel Mobile Video Project) in the original principal amount of Five Million Dollars ($5,000,000) and the Issuer's Variable Rate Demand Revenue Bonds, Series B of 1997 (Unitel Mobile Video Project) in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000).

            "Bond Pledge Agreement" means the Pledge Agreement dated as of July 1, 1997 among Borrower, the Trustee, as escrow agent, and Agent, as amended by the First Amendment to Pledge Agreement dated as of December 15, 1997 and as it may be further amended, modified and supplemented from time to time.

            "Bond Trust Indenture" means the Trust Indenture dated as of July 1, 1997 between the Issuer and the Trustee, as amended by the First Supplemental Indenture dated as of December 15, 1997, and as it may be further amended, modified or supplemented from time to time with the prior written consent of Agent.

            "Purchase Contract" means, collectively, the Private Placement Agreement dated July 23, 1997 relating to the First Series Bonds and the Private Placement Agreement dated December 29, 1997 relating to the Series B Bonds, in each case among the Issuer, Borrower and RRZ Public Markets, Inc. as underwriter for the Bonds, as amended, modified or supplemented from time to time with the prior written consent of Agent.

            "Reimbursement Agreement" means the Reimbursement Agreement dated as of July 1, 1997 between Borrower and Agent, as amended by the First Amendment to Reimbursement Agreement dated as of December 15, 1997, and as it may be further amended, modified and supplemented from time to time.

            "Remarketing Agreement" means the Remarketing Agreement dated as of July 1, 1997 among the Issuer, the Borrower, the Trustee and the Remarketing Agent, as amended by the First Supplemental Remarketing Agreement dated as of December 15, 1997, and as it may be further amended, modified or supplemented from time to time with the prior written consent of Agent.

            (b) Exhibit 2.1(A)(4) to the Loan Agreement is hereby replaced with
Exhibit 2.1(A)(4) to this Amendment.

            3. Conditions of Effectiveness. This Amendment shall become effective when and only when Agent shall have received (a) four (4) copies of this Amendment executed by Borrower and Corporate Guarantor and one (1) copy of the Private Placement Agreement dated December 29, 1997 relating to the Series B Bonds; (b) a fully executed copy of the first amendment or supplement to each of the following documents: (i) the Reimbursement Agreement, (ii) the Bond Pledge Agreement, (iii) the Bond Trust Indenture, (iv) the Remarketing Agreement and
(iv) the Bond Loan Agreement, (c) an executed Bond Letter of Credit Note, (d) all documents set forth in Section 3(b) of the first amendment to the Reimbursement Agreement, (e) a fee in the amount of $60,000.00 and (f) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

            4. Representations and Warranties. Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms that all covenants, representations and warranties made in the Loan Agreement to the extent the same are not specifically amended hereby or otherwise notified to Lender in writing, are correct in all materials respects and agrees that all covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default under the Loan Agreement has occurred and is continuing or would exist after giving effect to this Amendment.

                  (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement or the Obligations thereunder.

            5. Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                  (d) Notwithstanding anything to the contrary in this Amendment, at such time as the Bond Letter of Credit shall be of no further force and effect and all Bond Letter of Credit Reimbursement Obligations shall have been paid in full, the provisions of this Amendment which require the consent of Agent or any other action by Agent with respect to the Bond Documentation or the Bonds shall be of no force and effect.

            6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

            7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

                        SIGNATURE LINES ON FOLLOWING PAGE

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                    UNITEL VIDEO, INC., as Borrower


                                    By: /s/ Barry Knepper
                                       -----------------------------------------
                                    Name: Barry Knepper
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------

                                    R SQUARED, INC., as Corporate Guarantor


                                    By: /s/ Barry Knepper
                                       -----------------------------------------
                                    Name: Barry Knepper
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------

                                    HELLER FINANCIAL, INC., as Agent and Lender


                                    By: /s/ Venkat Venkatesan
                                       -----------------------------------------
                                    Name: Venkat Venkatesan
                                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------